Exhibit 10.14

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

BEMA FENTANYL SUPPLY AGREEMENT

This BEMA Fentanyl Supply Agreement (the “Agreement”) is made as of August 2, 2006 (the “Effective Date”) by and between BioDelivery Sciences International, Inc., a Delaware corporation with an office at 2501 Aerial Center Parkway, Suite 205, Morrisville, North Carolina 27560 USA (“Parent”), its wholly-owned subsidiary Arius Pharmaceuticals, Inc., a Delaware corporation with an office at the same address (“Arius”, and together with Parent, “BDSI”), and Meda AB, a Swedish corporation with its principal office at Pipers väg 2 A, SE-170 09, Solna, Sweden (“Meda”). BDSI and Meda are sometimes referred to collectively herein as the “Parties” or singly as a “Party.”

R E C I T A L S

WHEREAS, BDSI has proprietary technology, know how, other proprietary information, and intellectual property relating to the manufacture, use, and sale of a proprietary bioerodible, mucoadhesive multi-layer polymer film for transmucosal delivery of fentanyl; and

WHEREAS, Meda has obtained a license to practice such technology and know how and other proprietary information in order to develop and sell a product based on such technology, pursuant to the terms of that certain License and Development Agreement, dated as of the Effective Date, between BDSI and Meda (the “License Agreement”); and

WHEREAS, as required by the License Agreement in exchange for the payment of certain amounts hereunder, BDSI shall supply Products (as defined below) to Meda for clinical use and commercial sale pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the License Agreement, and, in addition to the capitalized terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the meaning set forth below:

1.1 “BEMA Fentanyl Product” means the Licensed Product, as further described in the Product Specifications and Packaging Specifications.

1.2 “Conforming Product” shall mean any Product which was manufactured, packaged, and supplied in accordance with this Agreement, all applicable laws, rules, guidelines, and regulations, and the applicable Product Specifications and Packaging Specifications

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

1.3 “Forecast” means the written forecast describing Meda’s anticipated requirements with respect to Products for a given time period, including the proposed delivery schedule with respect to such Products.

1.4 “Fully-Burdened Manufacturing Costs” means BDSI’s total direct and indirect costs of supplying a particular Product to Meda hereunder, which shall include but not be limited to the costs of all raw materials, services, and labor used or consumed in the manufacture, distribution, and supply of Products hereunder, packaging costs and expenses, costs for lot failures, batch failures, or other quality control or production failures, shipping, handling, storage, and delivery costs related to the Products, quality assurance and quality control related expenses, any costs incurred under contracts with Third Parties concerning the development and/or supply of Products to be supplied to Meda hereunder, administrative and regulatory expenses related to the procurement, manufacture, and supply of Products, and all other overhead amounts allocable to procurement, manufacture, and supply of Products.

1.5 “GMP” means, as relevant to the Products, the principles and guidelines of good manufacturing practice as contained in either directive 91/356/EEC (medicinal products for human use) or directive 91/412/EEC (medicinal products for veterinary use), as such principles and guidelines are interpreted and expanded in “The Rules Governing Medicinal Products in the European Community, Volume IV. Good Manufacturing Practice for medicinal Products”.

1.6 “Launch Stocks” shall mean the quantities of stocks of the BEMA Fentanyl Product and Demonstration Samples ordered by Meda under this Agreement to support the commercial introduction of the BEMA Fentanyl Product in a jurisdiction in the Territory following receipt of appropriate Governmental Approval from the applicable Competent Authority(ies) with respect to the BEMA Fentanyl Product.

1.7 “Order” means a written purchase order for the Products, which order shall include a delivery schedule specifying the requested delivery date and quantity for each Product ordered, and the location to which shipment of the Product is to be delivered.

1.8 “Packaging Specifications” means the specifications for the packaging of Products, which, with respect to Products supplied for use in clinical trials, are to be established in good faith by the Parties promptly following the execution of this Agreement and, upon mutual agreement with respect thereto by the Parties, attached as an amendment hereto as Exhibit A-1 and incorporated herein by reference, as it may be amended or augmented from time to time as mutually agreed upon by the Parties, and which, with respect to Products supplied for commercial use or sale following initial approval of the first Governmental Approval in the Territory, shall be as mutually agreed upon by the Parties reasonably (but no later than four months) in advance of Meda’s placement of an Order for Launch Stocks and in a manner reasonably consistent with the form of Licensed Product and labeling therefor approved in the initial Governmental Approval approved in the Territory and the relevant terms of the License Agreement. If and as the Packaging Specifications for Products for use in clinical trials are amended pursuant to the foregoing, the existing Exhibit A-1 shall be amended to reflect such changes, and such amended Exhibit A-1 shall be provided to the Parties and deemed to be part of this Agreement. Upon the establishment of Packaging Specifications for Products for commercial use or sale by the Parties consistent with the foregoing, such Packaging

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

Specifications shall be attached to this Agreement as Exhibit A-2 and incorporated herein by this reference, and such specifications may be amended or augmented from time to time as mutually agreed upon by the Parties. If and as such Packaging Specifications for Products for commercial use or sale are amended consistent with this Section 1.7, the existing Exhibit A-2 shall be amended to reflect such changes, and such amended Exhibit A-2 shall be provided to the Parties and deemed to be part of this Agreement.

1.9 “Placebo” means a bioerodible, mucoadhesive polymer film product that does not contain fentanyl ***.

1.10 “Products” means BEMA Fentanyl Products, Placebos, and Demonstration Samples.

1.11 “Purchase Price” means an amount equal to ***.

1.12 “Product Specifications” means the manufacturing and product specifications for the applicable Product, which, with respect to Products supplied for use in clinical trials, shall be established in good faith by the Parties promptly following the execution of this Agreement and, upon mutual agreement with respect thereto by the Parties, attached as an amendment hereto as Exhibit B-1, attached hereto and incorporated herein by reference, as it may be amended or augmented from time to time as mutually agreed upon by the Parties, and which, with respect to Products supplied for commercial use or sale following initial approval of the first Governmental Approval in the Territory, shall be as mutually agreed upon by the Parties reasonably (but not later than four months) in advance of Meda’s placement of an Order for Launch Stocks and in a manner reasonably consistent with the form of Licensed Product and labeling therefor approved in the initial Governmental Approval approved in the Territory and the relevant terms of the License Agreement. If and as the Product Specifications for Products for use in clinical trials are amended pursuant to the foregoing, the existing Exhibit B-1 shall be amended to reflect such changes, and such amended Exhibit B-1 shall be provided to the Parties and deemed to be part of this Agreement. Upon the establishment of Product Specifications for Products for commercial use or sale by the Parties consistent with the foregoing, such Product Specifications shall be attached to this Agreement as Exhibit B-2 and incorporated herein by this reference, and such specifications may be amended or augmented from time to time as mutually agreed upon by the Parties. If and as such Product Specifications for Products for commercial use or sale are amended consistent with this Section 1.11, the existing Exhibit B-2 shall be amended to reflect such changes, and such amended Exhibit B-2 shall be provided to the Parties and deemed to be part of this Agreement.

1.13 “Regulatory Filing” shall mean any regulatory filings or correspondence necessary to procure any Governmental Approvals in the Territory for the BEMA Fentanyl Product, which Meda has filed in the Territory, including any supplements or amendments thereto.

2. Effectiveness; Term. This Agreement shall be effective for a period beginning on the Effective Date and continue until the earlier of (i) any termination of the License Agreement other than a termination by BDSI under Section 13.03A thereof, (ii) an Arius Two Termination Event (as defined in that certain Sublicensing Consent between Arius Two, Inc. (“Arius Two”),

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

Arius, and Meda dated August 2, 2006), (iii) a CDC Termination Event (as defined in that certain Sublicensing Consent and Amendment between Parent, Arius, and CDC dated August 2, 2006) (termination of this Agreement resulting from the occurrence of the events described in clause (ii) above or this clause (iii), a “Licensor Termination”), or (iv) ***.

3. Testing and Registration of the Product.

3.1 Subject to the terms of the License Agreement, Meda shall be responsible for the compilation and submission of the Regulatory Filings in respect of the BEMA Fentanyl Product in the Territory, the holder of any Governmental Approvals granted for the Products, and responsible for interaction with Competent Authorities in the Territory. Meda shall reasonably advise BDSI regarding the status of or developments with respect to the Regulatory Filings and Governmental Approvals in accordance with terms of the License Agreement.

3.2 BDSI shall provide to Meda information regarding BDSI’s (or its Third Party contractors’) manufacturing facilities, methods and process controls for the manufacture of the Product, and will reasonably assist Meda in compilation of information for the chemistry, manufacturing and control documentation which Meda reasonably determines in good faith is needed for completion of the Regulatory Filings. In the event that BDSI reasonably determines that any such information constitutes proprietary, confidential, or trade secret information belonging to BDSI or its Third Party contractor(s), the parties will cooperate to take appropriate steps to preserve the confidential, proprietary and/or trade secret status of such information.

3.3 Meda shall provide to BDSI reports and other written communications received by Meda from any Competent Authority in accordance with the terms of the License Agreement. On or after the date of First Commercial Sale of the BEMA Fentanyl Product, each Party shall provide the other Party with a status update with regard to any audit or inspection conducted by any Competent Authority which relates directly to the Products.

3.4 Subject to the terms of the License Agreement, Meda shall be responsible for obtaining and maintaining all Governmental Approvals necessary for Meda to contract BDSI to manufacture and package the BEMA Fentanyl Product into final marketing packaging, except for those approvals BDSI is required to obtain and maintain pursuant to Section 5.4. Subject to the terms of the License Agreement, Meda shall be responsible for obtaining and maintaining all applicable Governmental Approvals for the commercial marketing, sale, and distribution of the BEMA Fentanyl Product in the Territory.

4. Supply.

4.1 Subject to the terms of this Agreement, BDSI shall, beginning with the initial clinical trial to be conducted by Meda under the Development Program pursuant to the License Agreement, supply to Meda Products for use, sale, or distribution in the Territory. BDSI shall be the sole and exclusive supplier of the Products to Meda during the term of this Agreement, and Meda shall purchase solely from BDSI all of its requirements for Products to be used, sold, or distributed in the Territory unless a Back-Up Trigger occurs as set out in Section 4.11. Meda shall not manufacture or have manufactured on its behalf any Products except as may be permitted by Section 4.11. BDSI shall be entitled to engage Third Parties as necessary to fulfill BDSI’s obligations under this Agreement provided that BDSI shall continue to be responsible for such Third Party’s performance of BDSI’s obligations hereunder.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

4.2 The manner and style of the labeling and trade dress of the Products shall be as described in the Packaging Specifications, subject to any further changes (i) reasonably requested by Meda or (ii) necessary to conform such Packaging Specifications to the regulatory requirements necessary to obtain and maintain Governmental Approvals with respect to the Products and to comply with all Applicable Laws, subject in each case to Sections 3.03 and 5.02 of the License Agreement. To the extent approved by relevant Competent Authorities and permitted by Applicable Law, and subject to (i) Meda’s compliance with Sections 3.03 and 5.02 of the License Agreement and (ii) BDSI’s approval of such change or modification pursuant to Section 5.02 of the License Agreement, BDSI shall use Meda’s specified labeling (and only such labeling) on the Products. For the avoidance of doubt, Meda shall be solely responsible for the contents of any product label and BDSI shall not be responsible in any manner, including but not limited to under any provision of this Agreement, for any error, mistake, violation of any Applicable Law or any other problem with the content of the label as specified by Meda unless BDSI does not follow label instructions provided by Meda. Any Meda-requested change or modification to a Product’s label shall, subject to (i) Meda’s compliance with Sections 3.03 and 5.02 of the License Agreement and (ii) BDSI’s approval of such change or modification pursuant to Section 5.02 of the License Agreement, be implemented by BDSI as soon as reasonably practicable. Meda shall reimburse BDSI for the reasonable total direct and indirect cost of any Product labels rendered obsolete by such change.

4.3 Meda may from time to time place, and BDSI will accept, binding written purchase orders for batches of BEMA Fentanyl Products and all Placebos to be used for clinical studies conducted by Meda under the Development Program pursuant to the License Agreement (“Clinical Supply Orders”). The parties shall work together in good faith to establish the amounts of Products to be used in the initial clinical trial to be conducted under the Development Program and establish a delivery schedule for such Products, subject to the Parties’ mutual agreement with respect thereto, and BDSI shall use commercially reasonable efforts to supply such Products to Meda in accordance with such schedule (such order, the “Initial Clinical Supply Order”). Clinical Supply Orders for subsequent clinical trials (“Subsequent Clinical Orders”) shall be placed reasonably, but at least ***, in advance of the requested date of delivery subject to the terms of this Agreement. BDSI shall use commercially reasonable efforts to deliver according to the delivery schedule contained in any Subsequent Clinical Supply Order. Notwithstanding the foregoing, all delivery dates are targets only. The ESC will discuss delivery and scheduling issues as necessary. No terms and conditions contained in any Clinical Supply Order, acknowledgment, invoice, bill of lading, acceptance or other preprinted form issued by either Party shall be effective to the extent they are inconsistent with, modify or add to the terms and conditions contained herein.

4.4 Meda shall place an Order for Launch Stocks on a date not less than *** before the date on which it intends to commercially launch the BEMA Fentanyl Product (the “Date for Launch”), and shall use commercially reasonable efforts to avoid placing such Order more than *** before the Date For Launch (notwithstanding that such date may not be capable of determination at the time for the order). Upon receipt of such Orders, BDSI shall use commercially reasonable efforts to deliver the BEMA Fentanyl Product and Demonstration

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

Samples in accordance therewith. However, for the avoidance of doubt, the Parties hereby confirm that (i) BDSI’s manufacturing obligations under this Section 4.4 shall only arise on receipt of Orders.

4.5 Within *** following Meda’s submission of the initial application for Governmental Approval to a Competent Authority in the Territory with respect to the BEMA Fentanyl Product, Meda shall provide BDSI with a nonbinding Forecast of Meda’s requirements for the BEMA Fentanyl Product for the *** period following receipt of the anticipated Governmental Approval. The Forecast shall be updated *** until the date on which Meda places an Order for Launch Stocks. Except as otherwise provided herein, all Forecasts made hereunder shall, except as further described below, be nonbinding and made to assist BDSI in planning its production and Meda in planning marketing and sales.

4.6 All Orders for Products other than Clinical Supply Orders and Orders for Launch Stocks shall be governed by this Section 4.6. Meda shall, not less than *** before the beginning of each calendar quarter, give BDSI (i) its Order for the BEMA Fentanyl Products to be delivered to Meda during that calendar quarter and (ii) a Forecast for the following ***. Notwithstanding the foregoing, Meda shall have no obligation to deliver Forecasts pursuant to this Section 4.6 until it places an Order for Launch Stocks. BDSI shall not be obligated to accept any Order for a calendar quarter that exceeds by more than 20% the amounts forecast for that quarter in the previous Forecast. However, BDSI shall make commercially reasonable efforts, but not be obligated, to also deliver such exceeding quantities. Meda may request amendment to an Order within *** after such Order is given and BDSI shall use its commercially reasonably efforts to accept such amendment provided, however, BDSI shall not be obligated to accept such amendment if quantities specified in the Order are increased by more than ***% over the original Order, cause the Product scheduled for delivery in a quarter to exceed by more than ***% the amounts most recently Forecast for that quarter, or are decreased by more than ***% compared to the original Order. However, BDSI shall make commercially reasonable efforts, but not be obligated, to also deliver any quantities exceeding the aforementioned limitations. BDSI shall deliver according to the delivery schedule contained in any Order. The ESC will discuss delivery and scheduling issues as necessary. Each Forecast shall be deemed a binding commitment of Meda to purchase in the first calendar quarter thereof (i.e. the first quarter following the quarter covered by the accompanying Order) at least *** of the quantity of Products set forth with respect to such first calendar quarter. No terms and conditions contained in any Order, acknowledgment, invoice, bill of lading, acceptance or other preprinted form issued by either Party shall be effective to the extent they are inconsistent with, modify or add to the terms and conditions contained herein.

4.7 Meda shall be entitled at its option to reject such part of any delivery of the Products which does not comply with the Product Specifications, Packaging Specifications, or applicable regulatory requirements (including those contained in applicable Governmental Approvals and GMP), provided that Meda shall be deemed to have accepted any delivery of the Products unless it gives BDSI notice of its rejection within *** of delivery, or in case of a latent defect, within *** after the date Meda could have reasonably discovered such latent defect. BDSI shall, at BDSI’s option, promptly replace (without additional cost) or refund to Meda the amount actually paid by Meda to BDSI with respect to any such Products which do not comply with the Product Specifications, Packaging Specifications, or applicable regulatory requirements (including but not limited to those contained in applicable Governmental Approvals).

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

4.8 Meda shall return to BDSI, at BDSI’s cost, any Products rejected properly in accordance with this Section 4, in which case BDSI shall, consistent with Section 4.7 above, refund the amount actually paid by Meda to BDSI for such Products or promptly replace such Products at no additional charge, and pay to Meda the actual, reasonable, documented cost incurred by Meda in effecting the return of such Products.

4.9 If, with respect to any Products which have been replaced and/or for which the amount actually paid by Meda therefore has been refunded is, following investigation, found by reasonable, independent, neutral, third party laboratory analysis pursuant to generally-accepted scientific methods, to have complied with the Product Specifications, Packaging Specifications, and all regulatory requirements (including but not limited to those described in applicable Governmental Approvals and GMP), Meda shall:

(a) accept those Products as part of the next order and, if no Order will be placed before the termination of this Agreement, pay BDSI the applicable amount therefore pursuant to this Agreement, and

(b) refund any additional amount paid by BDSI to Meda with respect thereto.

4.10 If BDSI determines that it will not be able to supply Products to Meda in material satisfaction of the most recent Orders and/or Forecast, BDSI shall promptly notify Meda in writing of such determination, which notice shall provide Meda with the details on the extent of the expected shortfall of supply, the causes of such inability to supply, and BDSI’s proposed solution to the problem. Upon such notice of a supply problem, or in any event upon occurrence of a Back-Up Trigger (as defined below), (i) Meda and BDSI will immediately meet and work together, in good faith, to identify an appropriate resolution to the supply problem, provided that Section 4.11 shall remain applicable with respect to the occurrence of a Back-Up Trigger in the absence of any such resolution, and (ii) BDSI shall, during any such shortfall of supply, use commercially reasonable efforts to continue to supply to Meda an amount of Products proportionate to the quantity of Products ordered by Meda under this Agreement consistent with such Order and/or Forecast divided by the total demand during the same time period for Products by BDSI, its Affiliates, their sublicensees (including but not limited to Meda), and any other third parties to whom BDSI is obligated to supply Products. Any agreed resolution to the supply problem will be set forth in a writing executed by both parties.

4.11 In the event (i) BDSI cannot or does not properly supply on a timely basis in accordance with this Section 4 at least ***% of the amount of Product specified in accepted Orders (other than the Initial Supply Order) properly forecasted in any *** or (ii) of the occurrence of a breach of this Agreement by BDSI that, despite Meda’s compliance with Section 4.13 below, materially adversely affects Meda’s (or Meda’s Affiliates’) ability to develop and sell Products for a single consecutive period greater than *** (each of the foregoing, a “Back-Up Trigger”), Meda may, upon written notice to BDSI, terminate this Agreement or render it nonexclusive, enabling Meda to manufacture Products or have them manufactured on its behalf. Such notice by Meda shall describe the applicable Back-Up Trigger. Upon receipt of such

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

notice, BDSI shall use commercially reasonable efforts to transfer to Meda, at Meda’s reasonable expense, copies of all information, including technical information, that is controlled by BDSI, that is useful or necessary in the manufacture of the Products and is reasonably necessary to enable Meda or any designated alternative supplier to manufacture such Products. Such transfer shall commence and be completed by BDSI as soon as reasonably practicable but in any event shall be completed prior to *** after BDSI’s receipt of notice from Meda. BDSI shall provide Meda reasonable assistance, at Meda’s request and expense, with respect to understanding such manufacturing information.

4.12 Contract Manufacturer(s). BDSI may, in its sole discretion, contract with Third Parties for the manufacture or supply of Products hereunder as it may determine necessary to enable it to satisfy its obligations hereunder. For purposes of clarification but not limitation, the performance of any of BDSI’s obligations hereunder by any such Third Parties shall be deemed to satisfy such obligations of BDSI.

4.13 Inventory. Meda acknowledges the inherent risk that a batch of bulk or finished Products may be lost in production or shipment, and agrees to maintain an inventory of Products reasonably sufficient, consistent with industry standards, to supply at least *** worth of its requirements at all times.

5. Quality; Regulatory.

5.1 BDSI warrants that all Products supplied pursuant to this Agreement shall on the date of delivery (i) materially comply with the Product Specifications and all applicable regulatory requirements (including but not limited to those included in applicable Governmental Approvals and GMP) and (ii) be packaged according to the Packaging Specifications and all regulatory requirements (including but not limited to those included in applicable Governmental Approvals and GMP), provided that Product Specifications and Packaging Specifications may be amended as (a) reasonably requested by Meda and agreed upon by BDSI or (b) necessary to conform such Product Specifications and Packaging Specifications to the regulatory requirements necessary to obtain and maintain Governmental Approvals with respect to the Products in the reasonable discretion of BDSI. BDSI shall, at Meda’s option, immediately replace (without additional cost) or refund to Meda the amount actually paid by Meda for any such Products which do not meet the foregoing warranty. Replacement or refund, as elected by BDSI in its sole discretion, shall be Meda’s sole remedy for breach of such warranty unless such breach is the result of BDSI’s gross negligence or willful misconduct.

5.2 BDSI shall, as soon as reasonably possible, provide written notice of any significant changes proposed by BDSI to the Product or method of manufacture of the Products, the Product Specifications, or Packaging Specifications. The time for implementing such changes shall be reasonably agreed between the Parties in order to enable Meda to obtain the relevant regulatory approvals prior to such implementation, provided that in any and all events, the period of time required for such implementation shall be no less than the length of time required by BDSI’s supplier of the Product.

5.3 BDSI shall provide Meda with certificates of quality assurance and quality control analysis with respect all deliveries of the Products, as customary in the industry, and with

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

manufacturing and export documents as necessary for (i) import of the Products and (ii) compliance with all applicable regulatory requirements. BDSI shall keep complete, accurate and authentic accounts, notes, data and records of the work performed by it under this Agreement and shall maintain complete and adequate records pertaining to the methods and facilities used by it for the manufacture, processing, testing, packing, labeling, holding and distribution of Products in accordance with the applicable regulations.

5.4 BDSI shall, as between the Parties, be responsible for handling and responding to any appropriate governmental agency inspections with respect to manufacturing of Products during the term of this Agreement. To the extent available to BDSI, BDSI shall promptly provide to Meda copies of any (i) request or inquiry made by any regulatory agency with respect to Products or their manufacture or storage and (ii) any response thereto or information provided in response with respect to the foregoing, provided that, to the extent reasonably practicable and permissible under any relevant contracts between BDSI and Third Parties, Meda shall be provided an opportunity to review and comment on any and all such responses. BDSI shall use commercially reasonable efforts to promptly (i) advise Meda of any requests by any Competent Authority(ies) for any inspections with respect to the manufacturing of Products and (ii) provide Meda with copies of any correspondence related thereto.

5.5 BDSI shall retain (or cause any relevant Third Party contractors to retain) a reasonably sufficient quantity of each batch of Products to perform quality control testing. BDSI shall maintain samples of each batch in a reasonably suitable storage facility until at least the first anniversary of the end of the approved shelf life of the Product, or such longer period as may be required under applicable laws, rules, and regulations. Portions of all such samples shall be made reasonably available for testing by Meda, at Meda’s expense, upon request.

5.6 BDSI shall maintain (or shall use commercially reasonable efforts to ensure that any relevant Third Party contractors maintain) all records as necessary to comply with manufacturing regulations imposed by any regulatory authority.

5.7 Each Party agrees to notify the other forthwith of its knowledge or receipt of notice of the initiation of any inquiries, notices or inspection activity by any governmental or regulatory authority with respect to the Products and shall provide the other with a reasonable description of any such inquiries and documentation not later than *** after such visit or inquiry.

5.8 BDSI shall be responsible for assisting Meda in investigating complaints and “Lack of Effect” reports relating to the manufacture and/or packaging of Products which are supplied by BDSI. BDSI shall, as reasonably directed by Meda and at Meda’s expense, evaluate the nature of the complaint and document the evaluation on Products manufactured and/or packaged by BDSI for Meda. This evaluation may include but is not limited to providing assessments of: (i) returned sample(s) (where appropriate); (ii) retained samples; (iii) the manufacturing process; (iv) release tests; (v) receiving tests; (vi) complaint history; and (vii) conclusion/summary. The documented evaluation of the complaint will be provided by BDSI to Meda within *** from the date of BDSI’s receipt of the complaint.

5.9 Promptly following the execution of this Agreement, BDSI and Meda shall negotiate in good faith and enter into a mutually-agreeable Quality Agreement, which Quality Agreement shall be attached hereto as Exhibit C. In the event the terms of this Agreement and the Quality Agreement conflict, the terms of this Agreement shall govern.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

6. Purchase Price; Payment.

6.1 Meda shall pay BDSI the applicable Transfer Price for each Unit to be commercially sold and the Purchase Price for all other Products delivered to it within *** of Meda’s receipt of (i) Conforming Products delivered in accordance with this Agreement and (ii) a detailed written invoice with respect to such Products, and Meda and BDSI shall comply with Section 4.04 of the License Agreement (including but not limited to its reporting and payment obligations) in all respects with respect to Products supplied under this Agreement, notwithstanding any termination of the License Agreement. In the event that Meda rejects any Products pursuant to Section 4.7 hereof, Meda shall pay as provided in the previous sentence for all Products in such shipment that were not rejected. Products which are not Conforming Products (“Non-Conforming Products”) will be replaced, at no further charge to Meda, or the full amount actually paid by Meda therefore shall be refunded to Meda, as determined by BDSI in its sole discretion, as soon as reasonably practicable.

6.2 In the event any Product not originally purchased hereunder for commercial sale is thereafter commercially sold by Meda, Meda shall immediately (i) notify BDSI and pay BDSI the difference between the Purchase Price and the Transfer Price for such Product and (ii) comply with Section 4.04 of the License Agreement (including but not limited to its reporting and payment obligations) in all respects with respect to such Product.

6.3 Meda shall, in its sole discretion, have the sole and exclusive right to determine all terms and conditions of sale of the Product to its customers, subject to the constraints and requirements of any applicable Governmental Approvals and the terms of the License Agreement.

7. Delivery, Title and Risk.

7.1 Delivery of the Products shall be effected FOB the manufacturing or distribution facility designated by BDSI, at which time all risk of loss and damage to the Products shall pass to Meda, and Meda shall carry out all customs and export clearances necessary for the shipment, export, and import of Products out of and/or into any jurisdiction and obtain, at its own expense, any export or import license or other governmental authority required for exportation and/or importation into and/or out of any jurisdiction.

7.2 Prior to shipment, BDSI shall perform release testing in any manner required by the Product Specifications, if specifically described therein, and all applicable laws, rules and regulations, including the Governmental Approvals.

7.3 If Meda refuses or fails to take delivery of Products ordered under this agreement at the time stated for delivery in the applicable Order, BDSI shall be entitled, at its discretion, to invoice Meda in full for the amounts due hereunder for such Products and to store Products at Meda’s cost, which shall be commercially reasonable and include insurance with coverage in amounts and types reasonably sufficient to cover the loss of such Products.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

8. Product Recall.

8.1 During the term of this Agreement, the parties shall keep each other fully informed about any material adverse events, side effects, injury, toxicity or sensitivity reaction associated with the Products of which such Party becomes aware, whether or not any such effect is attributable to the Products. Meda shall be responsible for reporting relevant side effects to the appropriate regulatory authorities in accordance with the terms of the License Agreement and all applicable laws, rules, and regulations. Each shall promptly inform the other by telephone and in writing in the event any circumstances occur which may precipitate a possible or actual recall of any Products.

8.2 Product Recalls shall be handled as described in the License Agreement, provided that, to the extent that any Product recall is or must be initiated as a result of BDSI’s gross negligence, material breach of this Agreement, or intentional misconduct, BDSI shall bear the pro rata portion of the reasonable, documented costs and expenses incurred in procuring or complying with the requirements of such Product Recall reasonably attributable to BDSI’s gross negligence, material breach of this Agreement, or intentional misconduct. BDSI shall not be entitled to effect any Product Recall with respect to Products in the Territory without Meda’s prior written consent, provided that, notwithstanding the foregoing, BDSI may immediately effect any Product Recall required to comply with any regulatory or legal requirements, guidelines, directives, orders, or injunctions if such a Product Recall is not promptly effected by Meda (and, except as described in the first sentence, all costs related to such a Product Recall shall be borne by Meda). At Meda’s expense except as provided above, BDSI shall reasonably cooperate with Meda and follow Meda’s reasonable instructions in connection with any Product Recall.

9. Product Approval Assistance. BDSI shall, as reasonably requested by Meda, at Meda’s cost and expense as quoted by BDSI in a price quotation, reasonably assist Meda in, at any time, (i) enabling any alternative manufacturer(s) of Products pursuant to Section 4.11 to qualify a site for the manufacture of Products in accordance with all legal and regulatory requirements and (ii) Meda’s efforts to maintain and/or obtain Governmental Approvals.

10. Inspections; Audit.

10.1 In order for Meda to determine whether BDSI is operating in accordance with the provisions of this Agreement and ensure the adequacy of its supply of Products, BDSI agrees to allow Meda or an agent of Meda, upon reasonable prior notice and at Meda’s expense, to periodically inspect BDSI’s facility(ies), technical, quality assurance and quality control records, and associated business functions relating specifically to the supply of Products to be provided pursuant to this Agreement, such inspection and verification to occur during normal business hours, at Meda’s sole expense and subject to Section 12 of this Agreement.

10.2 (a) Upon the written request of Meda, and not more than once in each calendar year, BDSI shall permit Meda, or an independent certified public accounting firm of nationally recognized standing selected by Meda, at Meda’s expense, to have access during normal business hours, and upon reasonable prior written notice, to such records of BDSI as may be reasonably necessary to verify BDSI’s Fully-Burdened Manufacturing Costs for Products supplied hereunder for any calendar year ending not more than twelve (12) months prior to the date of such request.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

(b) In the event Meda concludes that an underpayment or overpayment was made, Meda will specify such underpayment or overpayment in a written report, along with the information on which such conclusion is based. This report will be delivered promptly to BDSI. The reimbursement of any actual overpayment shall be due and payable to Meda by BDSI within *** of the date of such report. In case Meda correctly concludes that it made an overpayment by more than ***, all reasonable, documented costs for the audit shall be paid by BDSI.

(c) If BDSI in good faith disputes the conclusion of Meda or its accounting firm under subsection (b) above that BDSI overcharged Meda in the calendar year under review, then BDSI shall inform Meda by written notice within *** of receiving a copy of the report containing such conclusion, specifying in detail the reasons for BDSI disputing such conclusion. The parties shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the parties are unable to resolve such dispute within *** after such notice from BDSI, Meda shall be entitled to seek resolution of such dispute pursuant to Section 16.3.

(d) The Parties shall treat all information subject to review under this Section 10.2 in accordance with the confidentiality provisions of Section 12 of this Agreement.

11. Technical Representatives. Each Party shall designate a suitably skilled technical representative, who shall be available for consultation and discussion with respect to regulatory compliance and QA/QC processes and procedures as needed to enable and assist Meda’s efforts to maintain and/or obtain regulatory approvals for Products in the Territory.

12. Confidential Information.

12.1 During the term of this Agreement and for a period of five years thereafter, each Party shall maintain all Confidential Information of the other Party as confidential and shall not disclose any such Confidential Information to any Third Party or use any such Confidential Information for any purpose, except (a) as expressly authorized by this Agreement, (b) as required by law, rule, regulation or court order (provided that the disclosing Party shall first notify the other Party, shall use Commercially Reasonable Efforts to obtain confidential treatment of any such information required to be disclosed, and shall disclose only the minimum information required to be disclosed in order to comply, and provided further that any Confidential Information disclosed pursuant to this subsection (b) shall not include financial or marketing information), or (c) to its Affiliates, employees, agents, consultants and other representatives to accomplish the purposes of this Agreement or, in the case of BDSI, to (i) satisfy its obligations under the CDC Agreement and Arius’ obligations under the Arius Two Agreement and (ii) develop, market, and/or sell any BEMA-based products not competing with the Products, so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein. Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information (but not less than a reasonable standard of care) to ensure that its Affiliates, employees, agents, consultants and other

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

representatives do not disclose or make any unauthorized use of the other Party’s Confidential Information. Each Party shall promptly notify the other Party upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information.

12.2 Neither Party shall release to any Third Party or publish in any way any non-public information with respect to the terms of this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing a Party may disclose the terms of this Agreement to potential investors, lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such Party, or, in the case of BDSI, to any prospective or actual sublicensee, licensor, manufacturer, marketing or other corporate partner, acquirer, or acquisition target; provided such Party only discloses such information under conditions of confidentiality on terms substantially similar to those contained in this Section 12. Nothing contained in this paragraph shall prohibit either Party from filing this Agreement as required by the rules and regulations of the Securities and Exchange Commission, national securities exchanges (including those located in countries outside of the United States) or the Nasdaq Stock Market; provided the disclosing Party discloses only the minimum information required to be disclosed in order to comply with such requirements, including requesting confidential treatment of this Agreement (after consultation with the other Party) and filing this Agreement in redacted form. The Parties agree to cooperate with respect to requests for confidential treatment to be submitted to the Securities and Exchange Commission or any similar foreign authority with respect to certain portions of this Agreement and any redactions thereof for such purposes.

13. Termination.

13.1 Termination by Either Party for Insolvency. Either Party may terminate this Agreement prior to the expiration of the term upon the occurrence of any of the cessation of operations of the other Party or the bankruptcy, insolvency, dissolution or winding up of the other Party (other than dissolution or winding up for the purposes or reconstruction or amalgamation).

13.2 Termination by Meda. Meda shall be entitled to terminate this Agreement upon occurrence of the Back-Up Trigger as provided in Section 4.11.

13.3 Termination by BDSI. BDSI may, by written notice to Meda, terminate this Agreement prior to the expiration of this Agreement upon the occurrence of the following:

(a) Upon or after the breach of any material provision of this Agreement by Meda (other than a failure to pay by Meda, which is addressed in Section 13.3(b) below), if Meda has not cured such breach, if capable of being cured within such time period, within *** after written notice thereof by BDSI, provided that, notwithstanding the foregoing, BDSI shall be entitled to terminate this Agreement pursuant to Section 13.3(b) without providing the aforementioned opportunity to cure; and

(b) Upon the failure by Meda to pay any amount in excess of *** under this Agreement or the License Agreement within *** from receipt of a second written notice thereof from BDSI (with respect to products supplied under this Agreement, the invoice

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Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

accompanying such products or otherwise provided in conjunction with their shipment shall not be deemed the first “notice” for purposes of this paragraph), with a copy of such second notice to be provided to ***. If any payment, or portion thereof, is the subject of a good faith dispute (a “Disputed Amount”) between Meda and BDSI, BDSI shall not be entitled to terminate this Agreement with respect to any failure by Meda to pay the Disputed Amount until such dispute has been resolved by the parties (including, if necessary, pursuant to any arbitration under Section 16.3).

13.4 Effect of Termination.

(a) In the event of termination of this Agreement pursuant to Section 13.1, 13.2, or 13.3 or as a result of the termination of the License Agreement, Meda shall have no further obligation to purchase Products from BDSI, and BDSI shall have no further obligation to supply Products to Meda, provided that Meda shall have the obligation to, if and as requested by BDSI and provided that such termination does not directly result from BDSI’s uncured material breach of this Agreement or the License Agreement, (i) purchase any Conforming Products remaining in BDSI’s inventory at the time of such termination pursuant to the payment terms established under Sections 6.1 and 6.2, (ii) permit BDSI to complete the process of manufacture by BDSI of Products in production or scheduled for production at the time of such termination and purchase resulting Conforming Products upon completion of such manufacture pursuant to the payment terms established under Sections 6.1 and 6.2, and/or (iii) reimburse BDSI for the total direct and indirect cost of any materials acquired or manufactured in anticipation of manufacturing Products for supply to Meda hereunder. Notwithstanding anything to the contrary, however, Meda shall remain obligated to take delivery of and pay for, in accordance with the terms of this Agreement and the License Agreement, any Products necessary to fulfill any Order outstanding as of the date of such termination. Neither Party shall otherwise have any obligation to the other with respect to the supply or purchase of Product or failure to supply or purchase Product following such termination (including any obligation to pay damages for failure to supply or purchase following termination), provided that, notwithstanding the foregoing, the terms of this Agreement shall apply to any Product supplied to Meda by BDSI following termination in accordance with this Section 13.4(a).

(b) Upon a Licensor Termination, BDSI shall use commercially reasonable efforts to, if and as requested by Meda, have assigned to Meda any manufacturing or other contracts entered into by BDSI concerning the manufacture of Products, provided that, notwithstanding the foregoing, BDSI shall not have any obligation to pay any additional consideration to any third party or incur any additional obligation to effect such an assignment.

(c) Except as otherwise provided in this Agreement, expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination (including but not limited to any obligation of Meda to pay any amounts due or owing at the time of such cancellation, expiration, or termination). Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under Sections 1, 4.9, 4.11, 5.7, 6.1, 6.2, 7.3, 8.2, 10.2(b), (c), and (d), 12, 13, 14, 15.5, and 16 shall survive expiration or termination of this Agreement.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

(d) Upon termination of this Agreement (i) by Meda pursuant to Sections 2(iii). 13.1 or 13.2 or (ii) resulting from termination of the License Agreement by Meda pursuant to Section 13.02 thereof, BDSI shall upon Meda’s request and at Meda’s expense, use commercially reasonable efforts to transfer to Meda promptly copies of all information, including technical information, that is controlled by BDSI, that is useful or necessary in the manufacture of the Products and is reasonably necessary to enable Meda or any designated alternative supplier to manufacture such Products. Such transfer shall commence and be completed by BDSI as soon as reasonably practicable but in any event shall be completed prior to *** after BDSI’s receipt of notice from Meda. BDSI shall provide Meda reasonable assistance, at Meda’s request and expense, with respect to understanding such manufacturing information.

14. Indemnification; Limitations of Liability.

14.1 Meda Indemnified by BDSI. BDSI shall indemnify and hold Meda, its Affiliates, and their respective employees, directors and officers, harmless from and against any liabilities or obligations, damages, losses, claims, encumbrances, costs or expenses (including attorneys’ fees) (any or all of the foregoing herein referred to as “Loss“) insofar as a Loss or actions in respect thereof occurs subsequent to the Effective Date arises out of BDSI’s negligence or intentional misconduct. BDSI’s obligations to indemnify Meda hereunder shall not apply to the extent any such Loss arises out of or is based on any (a) inactions or actions of Meda or its Affiliates for which Meda is obligated to indemnify BDSI under Section 14.2 or (b) negligence or intentional misconduct of Meda or its Affiliates.

14.2 BDSI Indemnified by Meda. Meda shall indemnify and hold BDSI, its Affiliates, and their respective employees, directors and officers, harmless from and against any Loss insofar as such Loss or actions in respect thereof occurs subsequent to the Effective Date and arises out of or is based upon (a) any misrepresentation or breach of any of the warranties, covenants or agreements made by Meda in this Agreement; (b) Meda’s or its Affiliates’ development, use, marketing, sale, distribution, promotion, handling, or storage of Products; or (c) any product liability claim that is brought against BDSI by any Third Party due to the use of any Product in the Territory. Meda’s obligations to indemnify BDSI hereunder shall not apply to the extent any such Loss arises out of or is based on the negligence or intentional misconduct of BDSI.

14.3 Prompt Notice Required. No claim for indemnification hereunder shall be valid unless notice of the matter which may give rise to such claim is given in writing by the indemnitee (the “Indemnitee“) to the persons against whom indemnification may be sought (the “Indemnitor“) as soon as reasonably practicable after such Indemnitee becomes aware of such claim, provided that the failure to notify the Indemnitor shall not relieve the Indemnitor from any liability except to the extent that such failure to notify actually adversely impacts the Indemnitor’s ability to defend such claim. Such notice shall state that the Indemnitor is required to indemnify the Indemnitee for a Loss and shall specify the amount of Loss and relevant details thereof. The Indemnitor shall notify Indemnitee no later than *** from such notice of its intention to assume the defense of any such claim. In the event the Indemnitor fails to give such notice within that time the Indemnitor shall no longer be entitled to assume such defense.

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Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

14.4 Defense and Settlement. The Indemnitor shall at its expense, have the right, subject to the limitations of this Section 14.4, to settle and defend, through counsel reasonably satisfactory to the Indemnitee, any action which may be brought in connection with all matters for which indemnification is available. In such event the Indemnitee of the Loss in question and any successor thereto shall permit the Indemnitor full and free access to its books and records and otherwise fully cooperate with the Indemnitor in connection with such action; provided that this Indemnitee shall have the right fully to participate in such defense at its own expense. The defense by the Indemnitor of any such actions shall not be deemed a waiver by the Indemnitor of its right to assert a claim with respect to the responsibility of the Indemnitor with respect to the Loss in question. The Indemnitor shall not settle or compromise any claim against the Indemnitee without the prior written consent of the Indemnitee, provided that such consent shall not be unreasonably withheld. No Indemnitee shall pay or voluntarily permit the determination of any liability which is subject to any such action while the Indemnitor is negotiating the settlement thereof or contesting the matter, except with the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld. If the Indemnitor fails to give Indemnitee notice of its intention to defend any such action as provided herein, the Indemnitee involved shall have the right to assume the defense thereof with counsel of its choice, at the Indemnitor’s expense, and defend, settle or otherwise dispose of such action. With respect to any such action which the Indemnitor shall fail to promptly defend, the Indemnitor shall not thereafter question the liability of the Indemnitor hereunder to the Indemnitee for any Loss (including counsel fees and other expenses of defense).

14.5 EXCEPT WITH RESPECT TO BREACHES OF SECTION 12 AND THE INDEMNIFICATION PROVIDED HEREUNDER, WHICH SHALL NOT BE SUBJECT TO THE FOLLOWING LIMITATION, THE PARTIES SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS AND LOST SALES, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY BREACH OF THIS AGREEMENT (EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES). EXCEPT WITH RESPECT TO BREACHES OF SECTION 12 AND THE INDEMNIFICATION PROVIDED HEREUNDER, WHICH SHALL NOT BE SUBJECT TO THE FOLLOWING LIMITATION, THE LIABILITY OF BDSI TO MEDA FOR ANY CLAIMS ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNTS PAID TO BDSI UNDER THIS AGREEMENT.

15. Representations and Warranties.

15.1 Corporate Power. As of the Effective Date, each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority to enter into this Agreement and the transactions contemplated hereby and to carry out the provisions hereof.

15.2 Due Authorization. As of the Effective Date, each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

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treatment are being requested are denoted with “***”.

15.3 Binding Obligation. As of the Effective Date, each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except that the enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. As of the Effective Date, the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

15.4 Legal Proceedings. As of the Effective Date, each Party hereby represents and warrants to the other Party that there is no action, suit or proceeding pending against or affecting, or, to the knowledge of either Party, threatened against or affecting that Party, or any of its assets, before any court or arbitrator or any governmental body, agency or official that would, if decided against either Party, have a material adverse impact on the business, properties, assets, liabilities or financial condition of that Party (that are not already reflected in that Party’s respective financial statements as filed with the Securities and Exchange Commission (or foreign equivalent thereof) or otherwise made public or provided to the other Party) and which would have a material adverse effect on that Party’s ability to consummate the transactions contemplated by this Agreement.

15.5 Limitation on Warranties. NOTHING HEREIN SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY BDSI TO MEDA THAT THE LICENSED TECHNOLOGY IS NOT INFRINGED BY ANY THIRD PARTY, OR THAT THE PRACTICE OF SUCH RIGHTS DOES NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. OTHER THAN AS SET FORTH ABOVE, NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, INCLUDING BUT NOT LIMITED TO ANY WARRANT OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY IN RESPECT OF ANY PRODUCT.

16. Miscellaneous

16.1 Assignment. Except as explicitly contemplated by this Agreement, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that BDSI may assign this Agreement and its rights and obligations hereunder without Meda’s consent (a) in connection with the transfer or sale of all or substantially all of the business of BDSI to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, or (b) to any Affiliate. Notwithstanding the foregoing, any such assignment to an Affiliate shall not relieve BDSI of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any purported assignment not in accordance with this Agreement shall be void.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

16.2 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, but not limited to, fire, floods, embargoes, terrorism, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party, or for any other reason which is completely beyond the reasonable control of the Party (collectively a “Force Majeure“); provided that the Party whose performance is delayed or prevented shall continue to use good faith diligent efforts to mitigate, avoid or end such delay or failure in performance as soon as practicable.

16.3 Governing Law; Dispute Resolution. This Agreement shall be governed by and construed under the state laws of the State of New York, without reference to its conflicts of laws principles. All disputes arising under or in connection with this agreement shall be finally settled by binding arbitration, initiated by either Party on ten (10) days notice to the other Party, under the Rules of Arbitration of the International Chamber of Commerce (“ICC”), applying the laws of the State of New York, without regards to its conflicts of law provisions, before three (3) independent, neutral arbitrators experienced in the international pharmaceutical industry. The place of arbitration shall be New York, New York. Meda and BDSI shall each be entitled to select one (1) such arbitrator, with the two such arbitrators so selected selecting the third such arbitrator. In the event either Party fails to select its arbitrator within such ten (10) days period, the arbitrator selected by the other Party within such ten (10) days period shall be entitled to select such arbitrator. The arbitration shall be conducted in English. The decision of the arbitrators will be final and binding on the parties, and any decision of the arbitrators may be enforced in any court of competent jurisdiction. Notwithstanding the foregoing, any Party may seek injunctive, equitable, or similar relief from a court of competent jurisdiction as necessary to enforce its rights hereunder without the requirement of arbitration.

16.4 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.

16.5 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Any provision of this Agreement held invalid or unenforceable in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

16.6 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally, by e-mail or by facsimile machine, receipt confirmed, (b) on the following business day, if delivered by a nationally recognized overnight courier service, with receipt acknowledgement requested, or (c) three business days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the Party to whom it is

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directed at the following address (or at such other address as any Party hereto shall hereafter specify by notice in writing to the other parties hereto):

If to BDSI:	BioDelivery Sciences International, Inc.
2501 Aerial Center Parkway, Suite 205
Morrisville, North Carolina 27560 USA
Attn: Mark Sirgo, Chief Executive Officer
Telephone: (919) 653-5160
Facsimile: (919) 653-5161

Copies to:	Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607 USA
Attn: Larry E. Robbins, Esq.
Telephone: (919) 781-4000
Facsimile: (919) 781-4865

If to Meda:	Meda AB
Box 906 Pipers vag 2A 17009 Solna Sweden
Attn: Anders Lonners, CEO
Telephone: +46 8 630 19 00
Facsimile: +46 8-630 19 19

Copies to:	Ramberg Advokater KB
Box 7531
Norrmalmstorg 1
103 93 Stockholm
Attn: Christer Nordén Telephone: + 46 8-546 546 00
Facsimile: + 46 8-546 546 99

16.7 Independent Contractors. It is expressly agreed that BDSI and Meda shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership or agency of any kind. Neither BDSI nor Meda shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

16.8 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and neuter, and vice versa.

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treatment are being requested are denoted with “***”.

16.9 Publicity. Meda and BDSI shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld; provided, however, (a) that a Party may, without the prior consent of the other Party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the Nasdaq or any other stock exchange, or (b) if it has used reasonable efforts to consult with the other Party prior thereto, (such consent shall be deemed to have been given if the recipient of the press release or public statement fails to respond to the other Party within 48 hours after the recipient’s receipt of such press release or public statement). No such consent of the other Party shall be required to release information which has previously been made public.

16.10 Entire Agreement; Amendment. This Agreement (including the Exhibits attached hereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

16.11 Headings. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

16.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be transmitted via facsimile and such signatures shall be deemed to be originals.

[Signature page to follow.]

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treatment are being requested are denoted with “***”.

IN WITNESS WHEREOF, both BDSI and Meda have executed this BEMA Fentanyl Supply Agreement, in duplicate originals, by their respective officers hereunto duly authorized, the day and year first above written.

BIODELIVERY SCIENCES INTERNATIONAL, INC.		MEDA AB

By:	/s/ Mark A. Sirgo	By:	/s/ Anders Lonners
Name:	Mark A. Sirgo	Name:	Anders Lonners
Title:	President and CEO	Title:	CEO

ARIUS PHARMACEUTICALS, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

Exhibit A – Packaging Specifications

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treatment are being requested are denoted with “***”.

Exhibit A-1 –Clinical Packaging Specifications

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Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

Exhibit A-2 – Commercial Packaging Specifications

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

Exhibit B – Product Specifications

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Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

Exhibit B-1 –Clinical Product Specifications

***

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

Exhibit B-2 – Commercial Product Specifications

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

Exhibit C – Quality Agreement